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                                                               EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


Gaylord Entertainment Company 401(k) Savings Plan
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 25, 2003 relating to the financial statements and supplemental schedule of the Gaylord Entertainment Company 401(k) Savings Plan as of and for the year ended December 31, 2002 which appears in this Form 11-K.


                                    /s/ BDO Seidman, LLP

Dallas, Texas
June 30, 2003